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                                                                    EXHIBIT 10.2

                         CAREER EDUCATION CORPORATION
                             1995 STOCK OPTION PLAN
                        INCENTIVE STOCK OPTION AGREEMENT

     Career Education Corporation (the "Company"), desiring to afford an opportunity to the Grantee named below to purchase certain shares of the Company's common stock in order to give the Grantee an added incentive as an employee of the Company, hereby grants to Grantee, pursuant to the terms of the Career Education Corporation 1995 Stock Option Plan (the "Plan"), an option ("Option") to purchase a number of shares specified below, during the term ending at 5 o'clock p.m. (prevailing local time at the Company's principal offices) on the expiration date of this Option specified below, at the Option exercise price specified below, subject to and upon the following terms and conditions:

     1.   Identifying Provisions.  As used in this Option, the following terms
          ----------------------
shall have the following respective meanings:

     (a)  Grantee:  ______________

     (b)  Date of grant:  _______________

     (c)  Number of shares optioned:  ________________

     (d)  Option exercise price per share:  __________________

     (e)  Expiration date:  _______________


     2.   Timing of Purchases.  Subject to the other terms of this Agreement
          -------------------
regarding the exercisability of this Option, this Option may be exercised in accordance with the following schedule:

                                           This  Option  shall  be
Exercisable
                                           With  Respect  to    the
Following
     On or After This Date          Cumulative Number of Shares
     ---------------------          ---------------------------

     ___________                                       _______

     ___________                                       _______

     ___________                                       _______

     ___________                                       _______

     ___________                                       _______
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     3.   Exercise:  Payment for and Delivery of Stock.  Grantee shall acquire
          --------------------------------------------
shares pursuant to this Option by delivering to the Company a written notice of exercise, specifying the number of shares as to which Grantee desires to exercise this Option and the date on which Grantee desires to complete the transaction. Unless the Committee determines otherwise, Grantee shall pay to the Company the full purchase price of the shares to be acquired hereunder, in cash, on or before the date specified for completion of the purchase. No shares shall be issued hereunder until full payment has been made to the Company. If the Company is required to withhold federal income taxes on account of any present or future tax imposed in connection with Grantee's exercise of the Option, Grantee shall be required to pay all such withholding in cash as a condition to the receipt of shares.

     4.   Restrictions on Exercise.  The following additional provisions shall
          ------------------------
apply to the exercise of this Option:

          a. If the employment by the Company of the Grantee who is not disabled within the meaning of Section 422(c)(6) of the Internal Revenue Code (a "Disabled Grantee") is terminated, the unexercised, vested portion of this Option shall be exercisable (to the extent then exercisable), by the Grantee at any time prior to the expiration date or within three months after the date of termination of employment, whichever is the shorter period;

          b. If a Disabled Grantee terminates employment, any unexercised portion of this Option held by the Grantee shall be exercisable in full (including the portion that, but for this provision, would not be exercisable) by the Grantee at any time prior to the expiration date or within one year after the date of termination of employment, whichever is the shorter period; and

          c. Following the death of the Grantee during employment, the unexercised portion of this Option at the time of death shall be exercisable in full (including the portion that, but for this provision, would not be exercisable) by the person or persons entitled to do so under the will of the Grantee, or, if the Grantee shall fail to make testamentary disposition of the Option or shall die intestate, by the legal representative of the Grantee at any time prior to the expiration date of such Option or within one year after the date of death, whichever is the shorter period.

          Whether the Grantee is Disabled within the meaning of Section 422(c)(6) of the Internal Revenue Code (the "Code") shall be determined in each case by the Committee, whose determination shall be final and binding.

          Notwithstanding the above, as a condition of exercise the Grantee must execute and deliver to the Company a restricted stock agreement in the form attached hereto evidencing Grantee's agreement to be bound by the Career Education Corporation Amended and Restated Stockholders Agreement dated July 31, 1995, and also providing for certain repurchase rights on behalf of the Company upon the termination of Grantee's employment with the Company under the circumstances specified therein.

     5.   Nontransferability.  The Grantee may not transfer this Option except
          ------------------
by will or the

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laws of descent and distribution. This Option shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and shall be exercisable during the Grantee's lifetime only by the Grantee or his guardian or legal representative. The designation of a beneficiary shall not constitute a transfer.

     6.   Changes in Capital Structure.  If the outstanding shares of Common
          ----------------------------
Stock of the Company are increased or decreased or changed into or exchanged for a different number of kind of shares or other securities of the Company or of another corporation by reason of any reorganization, consolidation, plan of exchange, recapitalization, reclassification, stock split, combination of shares, or dividend payable in shares, appropriate adjustment shall be made by the Committee to the end that the Grantee's proportionate interest derived under this Option is maintained as before the occurrence of such event. The Committee may also require that any securities issued in respect of or exchange for shares issued hereunder that are subject to restrictions be subject to similar restrictions. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustments made by the Committee shall be conclusive.

          If any such adjustment provided for in this Paragraph 6 requires the approval of shareholders of the Company in order to enable the Company to adjust the Option, then no such adjustment shall be made without the required shareholder approval. Notwithstanding the foregoing, if the effect of any such adjustment would be to cause this Option to fail to qualify as an Incentive Stock Option or to cause a modification, extension or renewal of this Option within the meaning of Section 424(h) of the Code, the Company may elect that such adjustment not be made but rather shall use reasonable efforts to effect such other adjustment of this Option as the Company in its sole discretion shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424(h) of the Code) of this Option.

     7.   Special Acceleration of Vesting Upon Change of Control.
          ------------------------------------------------------

          a. Notwithstanding any other provisions of this Option and subject to the limitations described below, this Option shall become fully exercisable with respect to all shares issuable hereunder as of the date when the shareholders of the Company approve one of the following ("Approved
------------
Transactions"):

               (i) Any consolidation, merger, plan of exchange, or transaction involving the Company ("Merger") in which the Company is not the continuing or surviving corporation or pursuant to which the majority of the Common Stock of the Company would be converted into cash, securities or other property, other than (A) a Merger involving the Company in which the holders of the Common Stock of the Company immediately prior to the Merger have the same proportionate ownership of common stock of the surviving corporation after the Merger; (B) any transaction in connection with an initial public offering: (C) any
                                            -----------------------
          private placement where a substantial block of stock is sold to one or more new

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          investors; or (D) the conversion of shares from one class of stock to another or the exercise of any warrant; or

               (ii) Any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution of the Company.

     In addition, a Change of Control shall occur in the event a "person" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) after the Effective Date first becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, in one or more transactions, of shares of common stock of the Company representing 50% or more of the total number of votes that may be cast by all stockholders of the Company voting as a single class, without the approval or consent of the Board of Directors, other than (A) any transaction in connection with an initial public offering; (B) any private placement where a substantial block of stock is sold to one or more new investors; or (C) the conversion of shares from one class of stock to another or the exercise of any warrant.

     Accelerated vesting under this paragraph shall be limited to the maximum number of additional shares such that the acquisition or disposition of such shares that vest in connection with an Approved Transaction shall not result in an excess parachute payment to Grantee (as defined in Section 280G of the Code), unless the Company authorizes accelerated vesting in excess of such maximum amount. The Company is authorized by Grantee to collect from Grantee any additional income or excise taxes which the Company may incur due to a violation of this provision.

     All shares with respect to which this Option would not be exercisable except for this paragraph shall be deemed to be nonstatutory option shares pursuant to Section 422(d) of the Code. In such event, Grantee shall recognize taxable income equal to the difference between the fair market value of the nonstatutory shares and the exercise price paid for such shares.

          b. The Committee may, in its sole discretion, designate a 30-day period prior to an Approved Transaction during which Grantee shall be the right to exercise this Option, in whole or in part, and upon the expiration of such 30-day period all rights hereunder with respect to unexercised shares shall immediately terminate.

     8.   Rights in Shares Before Issuance and Delivery.  Grantee, or his
          ---------------------------------------------
executor, administrator or legatee if he is deceased, shall have no rights as a shareholder with respect to any stock covered by this Option until the date of issuance of the stock certificate to him for such stock after receipt of the consideration in full set forth herein, or as may be approved by the Company. No adjustments shall be made for dividends, whether ordinary or extraordinary, whether in cash, securities or other property, for distributions in which the record date is prior to the date for which the stock certificate is issued.

     9.   Requirements of Law.  The certificate or certificates representing the
          -------------------
shares of the common stock to be issued or delivered upon exercise of this Option may bear a legend

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evidencing the foregoing and other legends required by any applicable securities laws. Furthermore, nothing herein shall require the Company to issue any stock upon exercise of this Option if the issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended, the Illinois or Delaware securities laws, or any other applicable rule or regulation then in effect.

     10.  Disposition of Shares--Restrictions.  Except in connection with
          -----------------------------------
reorganizations or other transactions described in Paragraph 6 hereof, no stock acquired by the exercise of this Option shall be transferable, otherwise than by will or the laws of descent and distribution, within two (2) years after the date the Option is granted or within one (1) year after the transfer of such share of stock to the Grantee pursuant to the exercise of the Option. Any disposition during such periods shall disqualify this Option as an Incentive Stock Option, and the tax rules applicable to nonstatutory stock options shall apply.

     11.  No Right to Continued Service.  This Option shall not confer upon the
          -----------------------------
Grantee any right with respect to continued service with the Company, nor shall it alter, modify, limit or interfere with any right or privilege of the Company under any employment or consulting contract, heretofore or hereinafter executed, with the Grantee, including the right to terminate the Grantee's service at any time for or without cause.

     12.  Career Education, Corporation 1995 Stock Option Plan.  Grantee hereby
          ----------------------------------------------------
acknowledges receipt of a copy of the Plan and agrees to be bound by all terms and provisions thereof and as the same shall have been amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive the Grantee, without his consent, of this Option or any of his rights hereunder. Grantee acknowledges and agrees that such provisions are acceptable to him for all purposes. Grantee further acknowledges and agrees that in the event of any conflict herewith, the provisions of the Plan shall govern and control, and this Agreement or the applicable provision hereof shall automatically be deemed modified to conform ab initio.

     13.  Notices.  Any notice to be given to the Committee shall be addressed
          -------
to the Committee in care of the Company at its principal office, and any notice to be given to the Grantee shall be addressed to him at the address given beneath his signature hereto or at such other address as the Grantee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

     14.  Miscellaneous.  This Agreement and the Plan constitute the entire
          -------------
agreement and understanding between the Company and the Grantee and may not be changed, modified or amended by oral statements to the contrary, but only by written document signed by both parties hereto. The titles to each paragraph herein are for convenience only and are not to be used in the construction or interpretation of this document. This Agreement shall be binding on and inure to the benefit of the parties hereto, and their respective heirs, legatees, successors and assigns. This Agreement shall be construed in accordance with the laws of the State of Illinois.

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     This document constitutes an offer by the Company to enter into an
Agreement under the terms and conditions herein set forth. Said offer will expire and terminate without further notice at 5 o'clock p.m. (prevailing local time at the Company's principal office) on May 31, 1996 unless sooner accepted by the Grantee by delivering a copy of this Agreement, executed by the Grantee, to the Company on or before said time and date.

     IN WITNESS THEREOF, the Company has granted this Option on the date of grant specified above.


ACCEPTED:                           CAREER EDUCATION CORPORATION,
                                    a Delaware corporation,


Grantee: ____________________       By:_______________________


Address: ____________________       Title:____________________

_____________________________       Date:_____________________

_____________________________

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                       NOTATIONS AS TO PARTIAL EXERCISE

  Date of Exercise    Number of      Balance of     Authorized     Notation Date
          --------                                                 -------------
                      Purchased      Shares on      Signature
                                                    ---------
                       Shares          Option
                       ------          ------

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